                                                                                                                                                                           Exhibit 10.3

SUB – DISTRIBUTOR’S AGREEMENT

1.	PARTIES

1.1	This Agreement is made on the 8th day of May, 2006, by and between:

(a) Regional Distributor : Asia Projects Corporation, with its registered address at 245 East Liberty Street, Suite 200, Reno, Nevada 89501, U.S.A.

(b) Sub Distributor: Pacific Health Products Company, with its office address at Suite 128 – 8155 Park Road, Richmond, B.C. Canada V6Y 1S9

2.	BACKGROUND AND DEFINITIONS

2.0

Regional Distributor ( hereafter referred to as “ RD ” ) and Sub Distributor ( hereafter referred to as “ SD ” ) agree to enter into this agreement whereby RD will supply to SD certain health related products for smokers, which will be marketed and sold by SD in the Territory ( see

Section 2.2 below ).

2.1

RD through its inventor, is involved in the development and production of a unique herbal product manufactured especially for smokers ( called the Product/s ). The Product/s, when taken in powder or tablet form, as a health supplement, will relieve coughing from smoking,

eradicate phlegm, and claimed by the inventor to possibly prevent further damage to the lungs caused by excessive smoking. The Product/s is patented in the State Intellectual Property

Office of the People’s Republic of China, on May 18, 2005.

SD is interested in marketing and distributing the Product/s in the Territory. Accordingly, the

parties have come to an agreement on the terms and conditions, which will govern their relationship and relative rights, as specified herein.

2.2	The term "Territory" specifies the area within which SD is authorized to market the Product/s. Territory for this Agreement means British Columbia, Canada.

2.3	Product/s shall mean the smokers’ tablet or powder form, or any enhancements of the original Product/s.

3.	Appointment

3.1

Subject to the terms of this Agreement, RD and SD mutually agree to enter into a distribution agreement, under which RD will supply the Product/s to SD to market and sell in the Territory,

on a non exclusive basis.

4.	REGULATORY APPROVALS

4.1	All costs that occur in the Territory that is associated with obtaining regulatory approvals for the Product/s, will be the responsibility of RD.

5.	DEALERS

5.1

SD shall have the right to appoint dealers within the Territory, subject to all the limitations of this Agreement. Such dealers may function as a network of marketing agents throughout the

Territory for the purpose of selling and servicing, and supplying the Product/s.

5.2	Dealers shall be appointed using an agreement, which will comply with this Agreement.

6.	TERMS AND TERMINATION

6.1	The term of SD's appointment shall commence on May 8, 2006, and will continue for one year, with automatic successive renewals of yearly periods.

6.2	This agreement terminates immediately in the event either party files for bankruptcy or insolvency.

6.3	This Agreement shall become enforceable as of the time it is executed by both parties hereto. Execution by signature of an original or facsimile copy by both parties is sufficient.

6.4

This Agreement may be terminated at any time (a) if either party commits a material breach of this

Agreement and fails to correct such default within 60 days from mailing of a notice to do so by the other party, or (b) either party consent in writing to have the agreement terminated by giving 90 days written notice to the other party.

7.	PURCHASE

7.1	Ordering – SD shall order the Product/s by giving purchase orders to RD.

7.2	SD will allow RD 30 days to fill and ship such orders, upon receipt of a money order, bank draft, or cash.

7.3	Upon signing this agreement, SD must order and pay for 20 - introductory packages of lozenges.

8.	PRODUCT PROMOTION

8.1	All selling costs, advertising and related business costs relating to SD's operations and performance under this Agreement are borne solely by SD.

8.2

SD agrees not to make unjustifiable claims ( that is, beyond those issued by RD ) concerning the performance of the Product/s, and agrees to immediately discontinue or modify any advertising, which RD deems inappropriate.

9.	TRADEMARKS

9.1

RD will develop and use exclusive trademark rights referred to as (the "Trademarks"). SD acknowledges RD's exclusive rights and agrees not to infringe upon RD's rights within the period of this agreement.

10.	PRICE

10.1	The purchase price and minimum orders for the Product/s are detailed out in Exhibit A, which is an integral part of this agreement. The price is inclusive of freight and insurance.

10.2	Pricing of the Product/s is subject to change with 30 days written notice.

11.	Payments and Delivery

11.1

Payments for the Product ordered hereunder shall be paid by check, bank draft, or by credit card or by cash. Default of payment under any check issued, shall be deemed a material default permitting RD to terminate this Agreement in accordance with Section 6 above.

11.2	RD shall only be liable for delay in delivery if delivery is unreasonably late and more than thirty (30) days later than specifically agreed to in writing.

11.3	Risk in, and title to the Product/s ordered by SD passes to SD upon their delivery by RD to SD.

12.	Warranties by RD

12.1	RD warrants that to the best of its knowledge the Product/s does not infringe any proprietary rights of others within the Territory.

13.	Warranties by SD

13.1	SD warrants that it shall not enter into any agreement or sublicensing rights which is in violation of the terms of this Agreement.

13.2

SD, its directors and officers, and affiliated companies, warrant that they will not themselves or through third parties, circumvent this Agreement, nor will they attempt to copy, duplicate or compete with the Product/s during the term of this Agreement, and upon its termination, for another 5 years thereafter.

13.3

During the term of this Agreement, SD will have access to confidential information about the

Product/s. SD, its directors and officers and affiliated companies, warrant that it will keep such information confidential from third parties during and after this Agreement expires.

SD warrants that it shall return any and all confidential information of RD when this Agreement is terminated.

14.	Confidential Information

14.1

The relationship between RD and SD may lead to the disclosure of extremely confidential information. Such confidential information may include, for example: drawings, sketches,

 written and oral descriptions, photographs, plans, formulas, processes, apparatus, samples,

customer lists, price lists, studies, findings, reports, computer programs, inventions and know-

how; but is not limited entirely to these specific forms.

14.2	SD desires the opportunity to use the extremely confidential information solely for the limited purposes of selling and distribution of the Product/s in the Territory.

14.3

SD agrees to maintain the secrecy of RD's confidential information. SD further agrees not to disclose any confidential information to any person other than employees thereof who need to know confidential information in order to fulfill the limned purposes described above. SD agrees to assume responsibility for unauthorized disclosure and use by employees and officers and others who gain access to the confidential information through SD. All employees or agents of SD to whom the confidential information is disclosed, will be told of the confidential relationship evidenced hereby and the responsibilities created under this Agreement.

14.4

SD agrees that all tangible materials embodying the confidential information remain the exclusive property of RD and will be appropriately secured to prevent unauthorized use or access, and further will be returned upon termination of this Agreement. SD further agrees not to manufacture goods using the confidential information unless authorized specifically by RD in writing.

15.	Limitations on SD

15.1	SD agrees not to infringe any proprietary rights of RD, such as patent rights, trademark rights, copyrights, and trade secret rights.

16.	Claims against RD

16.1	SD will defend, indemnify, and hold RD harmless from and against all liability and claims caused by the negligence or malfeasance of SD or due to misrepresentation of the Product/s.

17.	Claims against SD

17.1	RD will defend, indemnify, and hold SD harmless from and against all liability and claims caused by the negligence or malfeasance of RD, or due to misrepresentation of the Product’s.

18.	Assignment

18.1	SD may not assign its rights and obligations under this Agreement without the express written permission of RD.

19.	Entire Agreement

19.1	This Agreement represents the entire agreement between the parties and any previous agreements, understanding or arrangements, whether oral or written, are hereby excluded.

20.	Partial Enforceability

20.1

Any provision hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be inoperative, unenforceable or invalid in that jurisdiction without affecting any other provision hereof in mat jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions hereof are declared to be severable.

21.	Modification of Agreement

21.1	No modification of this Agreement shall be valid or binding unless the modification is in writing and executed by the parties to this Agreement.

22.	Force Majeure

22.1

If the performance under this Agreement is prevented, restricted, or interfered with by reason of fire or other casualty or accident; strikes or labor disputes, inability to prove raw materials,

power or supplies, war or other violence; any law, order, proclamation, regulation, ordinance,

demand, or requirement of any government agency, or any other act or condition beyond the reasonable control of the parties hereto, the party so affected, upon giving prompt notice to the other party, will be excused from performance to the extent of the prevention, restriction, or interference, provided that the party so affected uses its best efforts to avoid or remove the causes of nonperformance and continues performance when causes are removed. Such notice shall be completed within 48 hours after it happens.

23.	Counterparts

23.1	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, all of which shall constitute one and the same Agreement.

24.	Disagreements

24.1	All disagreements are to be settled by way of arbitration by an independent U.S. arbitrator in the State of Nevada.

IN WITNESS WHEREOF the parties hereby executed this Agreement as of the day, month and year first above written.

SMOKERS LOZENGE INC. /s/ Dudley Delapenha ______________________________ Authorized Signatory PACIFIC HEALTH PRODUCTS COMPANY

/s/ Y.H. Liu ______________________________ Authorized Signatory